Exhibit 6.1

FORBEARANCE AND SETTLEMENT AGREEMENT

This Forbearance and Settlement Agreement (this “Agreement”) is entered into as of October 3, 2022 (the “Effective Date”), by and among Hightimes Holding Corp., a Delaware corporation (“Parent”), Trans-High Corporation, a New York corporation, High Times Productions, Inc., a New York corporation, Cannabis Business Digital, LLC, a New York limited liability company, High Times, Inc., a New York corporation, New Morning Productions, Inc., a New York corporation, Hemp Times, Inc., a New York corporation, Planet Hemp, Inc., a New York corporation, The Hemp Company of America, Inc., a New York corporation, High Times Cannex Corp., a New York corporation, High Times Press, Inc., a New York corporation, Culture Pub, Inc., a Delaware corporation, Wilshire & Veteran Media Corp., a Delaware corporation, Chalice Holdings, Inc., a Delaware corporation, HT Retail Licensing LLC, a Delaware limited liability company, Harvest of Merced, LLC, a California limited liability company, Harvest of Riverside, LLC, a California limited liability company, HT Staffing California, LLC, a California limited liability company, HT Retail Licensing LLC, a Delaware limited liability company, Hightimes Mountain, LLC, a Delaware limited liability company, HHI Acquisition Corp., a Delaware corporation, Interurban Capital Group, LLC (f/k/a Interurban Capital Group, Inc.), a Delaware limited liability company, 530 Collective LLC, a California corporation, J@G Enterprises, Inc., a California corporation, and Mountain High Recreation, Inc. a California corporation (together with Parent, the “Borrowers”), The AEL Irrevocable Trust Agreement u/a/d February 12, 2012 (the “Trust”), 1252240 B.C. Ltd., a Canadian company, (“1252240 Ltd.”), and Adam Ezra Levin, an individual with a principal address of 10880 Wilshire Boulevard, Penthouse, Los Angeles, California 90036 (“Levin,” and collectively with the Trust and 125440 Ltd., the “Guarantors”) and Stephen L. Kunkel, not individually, but solely as court appointed receiver (the “Receiver”) for ExWorks Capital Fund I, L.P. (“Lender”, or “ExWorks”).

RECITALS

WHEREAS, pursuant to that certain Loan and Security Agreement, dated as of February 27, 2017, by and between Borrowers and Lender (as last amended by that certain Thirteenth Amendment to Loan and Security Agreement, dated as of March 19, 2021 and as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”)1, Lender made a loan to Borrowers (the “Loan”) as more particularly described in the Loan Agreement and other Loan Documents;

WHEREAS, the Loan was further evidenced by the following promissory notes:

a. That certain Line of Credit Note, dated as of February 27, 2017 which was later converted to that certain Senior Secured Convertible Promissory Note, dated as of October 31, 2017, made by Borrowers in favor of Lender in the original principal amount of $11,500,000.00 which amount was later increased to $18,800,000.00 by subsequent amendments (as last amended by that certain Seventh Amended and Restated Senior Secured Convertible Note, dated as of September 21, 2021 and effective as of June 30, 2021, and as further amended, restated, supplemented or otherwise modified from time to time, the “Note”),

WHEREAS, as a condition to making the Loan, the Trust executed and delivered to Lender that certain Limited Guaranty dated February 27, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Trust Guaranty”) whereby the Trust, with Levin as grantor and Edwin Hur as trustee, guaranteed the Borrowers’ obligation under the Loan Agreement up to $5,000,000;

WHEREAS, Levin executed and delivered to Lender that certain Personal Guaranty dated November 20, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Personal Guaranty”) whereby Levin unconditionally guaranteed payment of any amount owing by the Borrowers to Lender;

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WHEREAS, on or about August 19, 2020, 1252240 Ltd. executed and delivered to Lender that certain Unlimited Guaranty (the “Unlimited Guaranty” and together with the Trust Guaranty and the Personal Guaranty, the “Guaranties”), whereby 1252240 Ltd. unconditionally guaranteed payment of any amount owing by the Borrowers to Lender;

WHEREAS, Lender is the current holder and owner of the Loan Agreement, Note, Guaranties and other Loan Documents;

WHEREAS, Borrowers has informed Lender that the Events of Default set forth on Exhibit A, attached hereto and incorporated herein by this reference, have occurred and are continuing under the Loan Agreement and the other Loan Documents (collectively, the “Subject Defaults,” and each, individually, a “Subject Default”);

WHEREAS, Lender has conditionally consented to receive payment from one or more third-party investors sourced by Hightimes (individually and collectively, the “Investor”) whereby the Investor would purchase, on or before November 15, 2022, a subordinated participating interest in the Loan to Borrowers, as further described below, and pursuant to a separate Participation Agreement in form and content acceptable to Lender and each Investor and to be entered into between Lender and Investor on or before October 26, 2022 (the “Participation Agreement”);

WHEREAS, Borrowers and Guarantors have requested that, notwithstanding the occurrence and continuance of the Subject Defaults, Lender forbear from further exercising its rights and remedies under the Loan Agreement, Note, Guaranties, and other Loan Documents; and

WHEREAS, although Lender is under no obligation to agree to Borrowers’ and Guarantors’ request, Lender is willing to forbear from exercising such rights and remedies for a limited period of time, provided that Borrowers and Guarantors comply with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Recitals; Defined Terms.

(a) The recitals above are acknowledged and agreed to by the parties hereto and are incorporated herein by reference and made a part of this Agreement.

(b) All capitalized terms used in this Agreement that are not defined herein, but which are defined in or by reference in the Credit Agreement, shall have the same meanings herein as therein.

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(c) As used herein, the term “Forbearance Termination Date” means the earlier to occur of (i) September 30, 2023; and (ii) the date on which the forbearance effectuated by Section 3(a) of this Agreement shall cease due to the occurrence of any of the Forbearance Default events described in Section 3(c) hereof.

2. Reaffirmation of Debts and Liens.

(a) Borrowers and Guarantors each acknowledge and agree that as of June 30, 2022, the aggregate outstanding principal balance of the Loan is $26,404,766. The foregoing amount does not include all of the interest, fees and expenses to which Lender is entitled under the terms and provisions of the Loan Agreement and other Loan Documents.

(b) Borrowers and Guarantors each acknowledge and agree that (i) the Loan Agreement and each of the Loan Documents, including the Guaranties, remains in full force and effect, (ii) the Obligations (as defined in the Loan Agreement) are outstanding, (iii) Borrowers and Guarantors have no existing right of offset, defense or counterclaim with respect to the Obligations, and (iv) except to the extent expressly set forth in this Agreement, Lender does not waive, diminish or limit any term or condition contained in the Loan Agreement or any other Loan Document, including the Guaranties.

(c) Borrowers and Guarantors each as obligor, debtor, grantor, guarantor, pledgor, assignor or in any other similar capacity in which borrowers and guarantors grant liens or security interests in their property or otherwise act as accommodation party or guarantors, as the case may be, hereby (i) ratify and reaffirm all of their payment, reimbursement and performance obligations, contingent or otherwise, under the Loan Agreement and each of the other Loan Documents, including the Guaranties, to which they are a party (after giving effect hereto) and (ii) to the extent Borrowers and Guarantors granted liens on or security interests in any of their or its property pursuant to the Loan Agreement or any other Loan Documents as security for or otherwise guaranteed the Obligations and/or any other obligations of Borrowers or Guarantors under or with respect to the Loan Agreement or any of the other Loan Documents, ratify and reaffirm such guarantee and/or grant of security interests and liens and confirm and agree that such security interests and liens hereafter secure the payment and reimbursement obligations of Borrowers under the Loan Agreement and the other Loan Documents and all other Obligations. Borrowers and Guarantors hereby consent to the execution, delivery and performance of this Agreement and acknowledge that the Loan Agreement and the other Loan Documents, including the Guaranties, remain in full force and effect and each is hereby ratified and reaffirmed as modified by the terms of this Agreement.

(d) Borrowers and Guarantors each acknowledge and agree that the Subject Defaults are currently in existence. Borrowers and Guarantors each acknowledge and agree that, as a result of the existence of the Subject Defaults, except to the extent specifically provided for otherwise in this Agreement, (i) Lender has no obligation to make additional loans or otherwise extend credit to Borrowers under the Loan Agreement or any of the other Loan Documents or otherwise, and (ii) Lender has the right to exercise any and all of its rights and remedies under the Loan Agreement, Guaranties, the other Loan Documents and applicable law. Borrowers and Lender each further acknowledge and agree that Lender has not waived, presently does not intend to waive, and may never waive the Subject Defaults and nothing contained herein or in the transactions contemplated hereby shall be deemed to constitute any such waiver or to establish a custom or course of dealing.

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(e) Borrowers and Guarantors each acknowledge and agree that, as a result of the existence of the Subject Defaults, (i) Lender has the right to charge Default Interest with respect to the Loan (as of any date from and after the date on which a Subject Default first occurred), (ii) Lender has the right to charge Borrowers and Guarantors for all costs and expenses, including attorney fees and expenses, incurred by Lender after a Subject Default first occurred in connection with the collection of the Obligations or the enforcement of the Loan Agreement or the other Loan Documents or any other such documents or during any workout, restructuring or negotiations in respect thereof under Section 11.1 of the Loan Agreement (the “Attorney Fees”) (iii) the Attorney Fees will constitute a part of the Obligations.

3. Forbearance in Respect of the Subject Defaults; Forbearance Defaults

(a) In reliance upon the representations, warranties and covenants of Borrowers and Guarantors contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, Lender, subject to the provisions of Section 3(c) below, agrees to forbear during the period (the “Forbearance Period”) commencing on the date hereof and ending on the Forbearance Termination Date from exercising its rights and remedies under the Loan Agreement, the other Loan Documents and applicable law in respect of or arising out of the Subject Defaults. Upon the termination of the Forbearance Period, the agreement of Lender to forbear pursuant to this Section 3(a) shall automatically and without further action terminate and be of no force and effect, it being expressly agreed that the effect of such termination will be to permit Lender to exercise such rights and remedies immediately in accordance with the Loan Agreement, the other Loan Documents, this Agreement and applicable law.

(b) Notwithstanding anything to the contrary contained in Section 3(a) above, the Subject Defaults shall constitute existing Events of Default. Accordingly, any actions or in-actions taken or omitted by Borrowers or Guarantors while any Subject Default exists in violation of any provisions of the Loan Agreement or other Loan Documents that prohibit or require certain actions or in-actions after the occurrence and during the existence an Event of Default will constitute additional defaults under the Loan Agreement and the other Loan Documents, as well as a breach of the terms of this Agreement.

(c) Lender’s agreement to forbear pursuant to Section 3(a) of this Agreement and to defer certain principal payments, interest payments, and fee payments regarding the Loan pursuant to Section 3 of this Agreement shall automatically terminate, without notice or any other further act or instrument, upon the occurrence of any of the following (each a “Forbearance Default”):

(i) if, on or before October 26, 2022, the Lender and the Investor shall have failed to execute and deliver the Participation Agreement; or

(ii) if, on or before November 15, 2022, the $6,000,000 Investor Participation Payment referred to in Section 4(e) below shall not have been made to Lender; or

(iii) if, on or before September 30, 2023, the Borrowers shall have failed to pay, or cause to be paid, to the Lender the $8,000,000 Remainder Payment referred to in Section 4(f) below; or

(iv) if the Borrowers shall have failed to timely pay any Monthly Forbearance Interest Payment referred to in Section 4(h) below, except that the Borrower shall have five (5) Business Days from the last Business Day of the month in question to cure such default; or

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(v) Borrowers or Guarantors shall default in delivering to Lender any of the Monthly Reports within the periods referred to in Section 4(g) below; or

(vi) the release set forth in Section 17 below is or is alleged to be invalid or unenforceable; or

(vii) Borrowers or Guarantors make or pursue a claim against Lender or Receiver, unless such claim is a result of Lender or Receiver’s breach or violation of this Agreement; or

(viii) a breach by the Parent of Section 4(j) of this Agreement; or

(ix) Unless otherwise approved by Lender in the exercise of its sole and absolute discretion, Borrowers or Guarantors sell, transfer or hypothecate any of the Collateral in violation of any of the Loan Documents or this Agreement.

4. Covenants; Agreements; Acknowledgments.

(a) Borrowers and Guarantors each agree that they are in material default, including payment default, under the Loan Agreement and the other Loan Documents, consisting of the Subject Defaults.

(b) Borrowers and Guarantors each waive any and all defenses, offsets, or claims they may have against Lender related to, or arising out of the Loan Agreement, Note, Guaranties, or Loan Documents.

(c) Borrowers and Guarantors each ratify and reaffirm all grants of security interests in Collateral (as defined in the Loan Agreement) given to Lender subject to the Loan Agreement and Guaranties.

(d) Borrowers or Guarantors shall pay, or cause the Investor or any other third party to pay, to the Receiver on behalf of the Lender, on or prior to September 30, 2023, the cumulative sum of $14,000,000, together with any unpaid Monthly Forbearance Interest Payments that have accrued through the date of payment of the $8,000,000 Remainder Payment referred to in Section 4(f) (collectively, the “Settlement Payment”). Payment of the Settlement Payment shall represent full payment and satisfaction of all Obligations (other than those Obligations, including, without limitation, indemnification obligations that, by the express terms of the Loan Documents survive the repayment of the Obligations) owed to Lender under the Loan Documents. Pending the timely payment of the Settlement Payment, all Obligations under the Loan Documents shall continue to survive, including, without limitation all principal of and accrued interest on all Indebtedness and other Obligations owed by Borrowers to Lender, and all fees, penalties and other amounts owed to Lender, including those set forth in (i) the Loan Agreement, (ii) the Note (iii) the forbearance agreement dated July 12, 2021 (the “July Forbearance”), and (iv) the agreement dated on or about August 25, 2021 (the “August Forbearance”) in which, inter alia, Borrowers acknowledged that they were in default under the Loan Agreement and the July Forbearance and ExWorks agreed to forebear from exercising any of its rights and remedies under the Loan Agreement, the Note and other Loan Documents.

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(e) As part of the Settlement Payment, and by a date which shall be not later than November 15, 2022, the Investor will remit payment of $6,000,000.00 to Receiver, on behalf of the Lender, in exchange for a subordinated participation in $6,000,000 of the Loan (the “Investor Participation Payment”) subject to the terms of the Participation Agreement. As more fully detailed in, and subject to the terms of, the Participation Agreement:

(i) Until such time as Lender receives the full Settlement Payment, Lender shall continue as the sole payment and collateral agent with the power to enforce the Obligations arising under the Loan Agreement, Guaranties, and other Loan Documents;

(ii) The Investor’s participation shall be fully subject and subordinated to Lender’s receipt of the Remainder Payment;

(iii) Borrower shall not remit any payments or make any disbursements to Investor arising from its subordinated participation in the Loan until Lender receives the full amount of the Settlement Payment;

(iv) Investor shall acknowledge the payment of the Monthly Forbearance Interest Payments to the Lender; and

(v) Borrowers and Guarantors shall not make any distributions to any party, including the Investor, until the full Settlement Payment is made.

(f) As part of the Settlement Payment, and by a date which shall be not later than September 30, 2023, Borrowers or Guarantors shall pay, or cause the Investor or any other third party to pay, to the Receiver on behalf of the Lender, an additional $8,000,000 (the “Remainder Payment”). Upon complete payment of the Investor Participation Payment, the Remainder Payment, and any Monthly Forbearance Interest Payments, the Settlement Payment will be deemed to be paid in full.

(g) Borrowers shall provide the following (the “Required Reports”) to the Receiver:

(i)	within 45 days from the last day of each relevant month in question, commencing with the month ending October 31, 2022, the following reports: unaudited consolidated financial statements (which shall include a balance sheet, income statement, statement of equity reconciliation and statement of cash flows), for Borrowers for the previous month.

(ii)	within 30 days from the last day of each relevant month in question, commencing with the month ending October 31, 2022, the following reports: (a) unaudited consolidated 13-week cash forecast for the Borrowers, substantially in the form attached hereto as Exhibit B; and (b) the most recent capitalization table of Parent, substantially in the form annexed hereto as Exhibit C.

(iii)	weekly, commencing the week after the initial unaudited consolidated 13-week cash forecast for the Borrowers is provided pursuant to Section 4(g)(ii), the following report: 13-week budget to actual cash forecast for the Borrowers for the immediately prior week and cumulative period, until a new 13-week cash forecast is provided pursuant to Section 4(g)(ii).

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(iv)	as and when available: (a) drafts of all annual reports of Parent on Form 1-K for each of the four fiscal years ended December 31, 2019, 2020, 2021, and 2022 which include draft consolidated balance sheet, income statement, and statement of cash flows as at and for such fiscal years then ended; (b) copies of the annual audited consolidated balance sheet, income statement, and statement of cash flows of the Borrowers for each of the three fiscal years ended December 31, 2019, 2020 and 2021, audited by an accounting firm that is qualified by the public company accounting oversight board (“PCAOB”), all as soon as reasonably practicable and in any event within five (5) business days after they are provided to Borrower by the PCAOB auditors; and (c) all final annual reports on Form 1-K for the four fiscal years ending December 31, 2019, 2020, 2021 and 2022, as and when filed with the SEC, including therein final audit reports of the PCAOB auditors.

(h) On the last Business Day of each month in question during the Forbearance Period, beginning on October 31, 2022, and until the Remainder Payment shall be paid, the Borrower shall pay the Lender the sum of $60,000, representing interest payments under the Note (each a “Monthly Forbearance Interest Payment”). For the avoidance of doubt, the Borrower shall have until five (5) Business Days from the last Business Day of the month in question to cure any late Monthly Forbearance Interest Payment pursuant to Section 3(c)(iv).

(i) Upon receipt of good funds representing the full Settlement Payment at any time on or before the Forbearance Termination Date, the Lender shall:

(i) release or assign to the Investor or other person or entity designated by the Parent and the Investor, all liens, pledges, security interests and other encumbrances on all assets and securities of the Borrowers representing Collateral under the Loan Documents;

(ii) issue to Guarantors full and complete general releases under any and all guarantees issued by such Guarantors and return to such Guarantors any and all securities pledged to ExWorks to secure such guarantees; and

(iii) return to Borrowers all shares of common stock of Parent issued to ExWorks under the July Forbearance, the August Forbearance, or otherwise; provided, however, that, (a) ExWorks shall retain 5,000,000 shares of Parent’s Class A common stock previously issued to ExWorks, and (b) shall receive an additional 227,272 shares of Parent’s Class A common stock in full and final settlement of certain loans made by ExWorks to Dream Media in exchange for a full release of Dream Media and all of its guarantors; and

(iv) cancel all warrants issued to ExWorks.

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(j) From the Effective Date, and until the earlier of (i) the sale of all 5,227,272 shares of Class A common stock of Parent issued to ExWorks as at the Effective Date, or (ii) the date on which ExWorks has been paid the full Settlement Payment (the “Anti-Dilution Termination Date”), in the event of any increase in the number of fully-diluted shares of Class A common stock outstanding in the Parent as at the Effective Date by reason of the issuance of any additional shares of Class A common stock or other securities convertible into or exercisable for shares of Class A common stock (collectively, “Share and Share Equivalents”), reorganization, stock dividend or stock split, recapitalization, merger, consolidation or otherwise, by a date which shall be not later than thirty (30) days following the date of written notice from ExWorks, the Parent shall issue additional shares of Class A common stock to ExWorks, for no additional consideration, in order to preserve the same percentage of the outstanding fully-diluted Class A common stock then owned by ExWorks in the Parent as at the Effective Date after giving effect to the transactions contemplated hereby, and in order to prevent any dilution of ExWorks’ percentage equity in such fully-diluted Class A common stock. The Parent confirms that as at the Effective Date, an aggregate of (i) 44,211,673 shares of Class A Common Stock are issued and outstanding on a fully-diluted basis after giving effect to the conversion into or exercise for shares of Class A common stock of all Share and Share Equivalents and consummation of the transactions contemplated by clause (iii) of Section 4(i), (ii) and additional 2,000,000 shares are reserved for issuance as stock options to key employees and consultants to Borrowers, and that (iii) the 5,227,272 shares of Class A common stock to be retained by ExWorks (after giving effect to the transactions contemplated hereby) is 11.312% of Parent’s fully-diluted Class A common stock to be outstanding. Notwithstanding the foregoing, the anti-dilution provisions of this Section 4(j) shall not apply to the issuances by Parent on or before the Anti-Dilution Termination Date or thereafter, of up to 14 million Share and Share Equivalents in connection with any one or more financings, acquisitions or settlement of outstanding debts or other claims against any of the Borrowers.

(k) Following payment of the Investor Participation Payment on or before November 15, 2022, and until the Settlement Payment shall have been paid in full, the Lender shall have the right (but not the obligation) to sell, transfer, convey and assign (collectively, a “Transfer”) the Obligations and the Loan Documents to any third party (a “Transferee”); provided, that:

(i) the Lender shall fully disclose the terms of this Forbearance and Settlement Agreement to the Transferee;

(ii) such Transferee shall acquire such Obligations and Loan Documents subject at all times to the terms of this Forbearance and Settlement Agreement, and shall acknowledge in a writing, reasonably satisfactory to Borrowers, to be bound by all of the terms hereof and that, absent a Forbearance Default and subject to the timely payment of the Monthly Forbearance Interest Payments and the Remainder Payment, all Obligations of the Borrowers and the Guarantors under the Note and Loan Documents shall be deemed to be fully satisfied and discharged; and

(iii) the Borrowers shall have the right (but not the obligation), exercisable within thirty (30) days from receipt of a written offer by a prospective Transferee to purchase such Obligations and Loan Documents, to match such offer by accelerating the payment of the Remainder Payment, or such lesser amount if the Lender is willing, in its sole and absolute discretion, to accept an offer by a prospective Transferee in an amount that is less than such Remainder Payment.

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Notwithstanding the foregoing, if a Forbearance Default shall occur and be continuing, the rights of the Borrowers under this Section 4(k) shall terminate and be of no further force or effect.

(l) Upon the occurrence of any Forbearance Default hereafter, Borrowers and Guarantors hereby stipulate to the filing of the Receiver Stipulation (as that term is defined below).

5. Conditions Precedent. The effectiveness of this Agreement is subject to the following conditions precedent:

(a) by 5:00 CT on October 7, 2022, the Borrowers shall pay or cause to be paid to Lender accrued legal fees incurred by Lender and the Monthly Forbearance Interest Payments on the Settlement Payment for the months of September and October 2022;

(b) the execution of this Agreement by all signatories, including without limitation, Borrowers and Guarantors, and delivery of the Agreement to the Receiver;

(c) The execution and delivery, on or before October 26, 2022, of the Participation Agreement by all signatories, including without limitation, each Investor;

(d) the execution and delivery, by Borrowers and Guarantors, of the Stipulation for Appointment of Receiver (“Receiver Stipulation”) attached to this Agreement as Exhibit D, and the attached Agreed Order Appointing Receiver attached thereto. If a Forbearance Default shall hereafter occur, Lender shall be entitled to the immediate appointment of a receiver, trustee, liquidator or conservator of the Borrowers and Collateral. Borrowers and Guarantors will not (i) contest the Lender’s request for the appointment of a receiver, trustee, liquidator or conservator of the Borrowers and Collateral or (ii) object to any request by the Lender that such receiver, trustee, liquidator or conservator be granted the authority to market and sell the Collateral, or any part thereof;

(e) Borrowers and Guarantors irrevocably authorize and empower Lender, or its respective servicers or agents, including any attorney-at-law, upon the occurrence of a Forbearance Default, to date and file the Receiver Stipulation without notice or any other further act or instrument. Borrowers hereby waive and release any and all claims or causes of action which Borrowers might have against any Lender, any of Lender’s agents, or any attorney acting under the terms of authority which Borrowers has granted in Section 5(c) or arising out of or connected with Section 5(c). In no instance shall Lender be required to file the Receiver Stipulation. Lender may pursue any other remedy available to Lender pursuant to the Loan Documents, at law or equity; and

(f) the representations and warranties set forth in Section 6 below being true, complete and correct in all material respects.

6. Representations and Warranties.

(a) Borrowers and Guarantors each hereby represents and warrants to Lender as follows: (i) Borrowers are each a duly organized, validly existing entity and in good standing under the laws of the jurisdiction of their respective formation; (ii) Borrowers each have the power and authority to execute and deliver this Agreement and to perform their respective obligations under this Agreement and all other documents, instruments and agreements executed or delivered in connection herewith or contemplated hereby (collectively, the “Other Agreements”) to which either of the Borrowers is a party and perform their respective obligations hereunder and thereunder; (iii) the execution, delivery and performance by Borrowers of this Agreement and the Other Agreements to which it is a party have been duly authorized by all necessary action; (iv) this Agreement and the Other Agreements to which it is a party constitute the legal, valid and binding obligations of Borrowers and Guarantors, enforceable against Borrowers and Guarantors in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability;

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(b) Borrowers and Guarantors have advised the Receiver that Borrowers are delinquent in their filings with the Securities and Exchange Commission (“SEC”) of Annual Reports on Form 1-K for each of the three fiscal years ended December 31, 2021 and Form 1-SA Semi-Annual Reports for the six-month periods ended June 30, 2020 and June 30, 2021. Borrowers and Guarantors each represent and warrant that, except as disclosed to the Receiver and its counsel in the draft Form 1-K for Borrowers’ fiscal year ended December 31, 2019 previously furnished by Hightimes, to Borrowers’ and Guarantors’ knowledge, no Event of Default under the Loan Documents has occurred or is continuing, other than the Subject Defaults.

7. Costs and Expenses. The Borrowers, Guarantors, and Lender shall each pay their respective out-of-pocket costs, fees and expenses (including title costs, escrow fees, recording costs, outside attorneys’ fees and costs and allocated internal attorneys’ fees and costs) related to the negotiation of the terms of this Agreement, and the preparation of this Agreement and all related documents and instruments.

8. Reservation of Rights; No Waiver.

(a) This Agreement does not constitute a waiver of the Subject Defaults and, without limiting the effectiveness of any of the provisions of Section 3 above, shall not be deemed to be a waiver, limitation or postponement of any of Lender’s rights and remedies under the Loan Agreement, any of the other Loan Documents or applicable law, all of which rights and remedies hereby expressly are reserved. In addition, subject only to the provisions of Section 3 above, Lender reserves its right to strictly enforce any and all covenants, conditions and provisions of the Loan Agreement, Guaranties, and the other Loan Documents. Nothing contained in this Agreement shall confer on Borrowers, Guarantors, or any other Person any right to other or further notice or cure periods with respect to the Subject Defaults. Except as otherwise expressly provided for in this Agreement, nothing in this Agreement shall extend to or affect in any way the Obligations, Borrowers’ or Guarantors’ obligations or any of the rights and remedies of Lender arising under the Loan Agreement or any Loan Document, and Lender shall not be deemed to have waived any or all of such rights or remedies with respect to any Forbearance Default or Event of Default under the Loan Agreement and which upon Borrowers’ and Guarantors’ execution and delivery of this Agreement might otherwise exist or which might hereafter occur. The failure of Lender at any time or times hereafter to require strict performance by Borrowers or Guarantors of any of the provisions, warranties, terms and conditions contained in this Agreement, the Loan Agreement or any Loan Document shall not waive, affect or diminish any right of Lender at any time or times thereafter to demand strict performance thereof; and, no rights of Lender hereunder shall be deemed to have been waived by any act or knowledge of Lender, its agents, officers or employees, unless such waiver is contained in an instrument in writing signed by Lender and directed to Borrowers or Guarantors specifying such waiver. No waiver by Lender of any of its rights shall operate as a waiver of any other of its rights or any of its rights on a future occasion.

(b) Except as amended or modified pursuant to this Agreement, (i) Lender reserves all rights, privileges and remedies under the Loan Agreement and the other Loan Documents, (ii) the Loan Agreement and the other Loan Documents remain unmodified and in full force and effect and (iii) nothing herein shall be deemed a waiver of any of the Subject Defaults.

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(c) Any default, beyond any applicable notice and grace periods provided for in this Agreement or in the Loan Documents, by Borrowers or Guarantors of any of its obligations under this Agreement or the occurrence of any of the items set forth in Section 3(c) hereof shall each constitute an immediate Forbearance Default and an Event of Default under the Loan Agreement, without further action or notice by or on behalf of Lender or any other Person.

(d) Notwithstanding the foregoing or anything contained in this Agreement or any Loan Documents, provided Borrowers makes or cause to be made the full Settlement Payment on or before September 30, 2023, Lender acknowledges and agrees that all Subject Defaults shall be deemed to have been cured by Borrowers and Guarantors as of the date of payment of the full Settlement Payment. However, for the avoidance of doubt, Borrowers and Guarantors acknowledge that by virtue of the occurrence of the Subject Defaults, the Lender would be entitled to default interest, penalties, costs and expenses, including without limitation, attorneys’ fees and costs, and other servicing fees and costs, all as more fully described in the Loan Documents. In the event that the full Settlement Payment shall be timely made on or before September 30, 2023, Lender shall waive and forfeit all of such default interest, penalties, costs and expenses, including without limitation, attorneys’ fees and costs, and other servicing fees and costs. However, if the full Settlement Payment shall not be timely made on or before September 30, 2023, Lender is not waiving or forfeiting its right to collect any and all of such default interest, penalties, costs and expenses, including without limitation, attorneys’ fees and costs, and other servicing fees and costs, except as specifically set forth herein.

9. Bankruptcy Relief; Waivers.

(a) In the event that any of the Borrowers or Guarantors (i) files any voluntary petition under any chapter of the title 11 of the United States Code (the “Bankruptcy Code”), or in any manner seeks any relief under any other state, federal or other insolvency law or laws providing for relief of debtors, or directly or indirectly causes a filing of any such petition or to seek any such relief; or (ii) is named as a debtor or alleged debtor in any involuntary petition filed under any chapter of the Bankruptcy Code, or directly or indirectly causes any involuntary petition under any chapter of the Bankruptcy Code to be filed against it, or directly or indirectly causes itself to become the subject of any proceeding pursuant to any other state, federal or other insolvency law or laws providing for the relief of debtors; or (iii) directly or indirectly causes the Property or any of Borrowers’ or Guarantors’ interests in the Property to become the property of any bankruptcy estate or the subject of any state, federal or other bankruptcy, dissolution, liquidation or insolvency proceeding, Borrowers and Guarantors agrees to expedited relief from the automatic stay by the appropriate Bankruptcy Court “for cause” pursuant to section 362(d)(1) of the Bankruptcy Code. Said Bankruptcy Court shall be authorized to enter an order lifting the automatic stay without the necessity of an evidentiary hearing and without the necessity of Lender establishing the lack of adequate protection of its interests in the applicable Property or the lack of equity in the applicable Property and lack of necessity of the Property for an effective bankruptcy reorganization.

11

10. Reference to the Effect on the Loan Agreement. This Agreement constitutes a Loan Document. All references to the Loan Agreement in any Loan Document shall be deemed to be references to the Loan Agreement as modified hereby. This Agreement is not intended to and shall not effectuate or be deemed to constitute a novation of the Loan Agreement or any Loan Document, nor is it to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Loan Agreement or any Loan Document, except as expressly modified hereby.

11. Governing Law and Jury Trial. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE LOAN AGREEMENT, AS AMENDED HEREBY, AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE LOAN AGREEMENT.

12. Headings and Counterparts. The captions in this Agreement are intended for convenience and reference only and do not constitute and shall not be interpreted as part of this Agreement and shall not affect the meaning or interpretation of this Agreement. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile transmission or e-mail (in .pdf or similar format) shall be as effective as delivery of a manually executed counterpart hereof, shall be treated as an original signature for all purposes of this Agreement and shall be fully effective to bind such party to the terms of this Agreement.

13. Entire Agreement; Amendments. This Agreement, the Loan Agreement and the other Loan Documents to which Borrowers or Guarantors are a party constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede all prior discussions, representations, agreements and understandings, if any, relating to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between any of the parties hereto. There are no unwritten oral agreements between any of the parties hereto. To the extent any term or provision of this Agreement conflicts with any term or provision of the Loan Agreement or any other Loan Document, the terms and provisions of this Agreement shall control. Neither this Agreement nor any of the provisions hereof can be changed, waived, discharged or terminated, except by an instrument in writing signed by the parties against whom enforcement of the change, waiver, discharge or termination is sought.

14. Further Assurance. Borrowers and Guarantors hereby agree to execute and deliver or cause to be executed and delivered, from time to time, as and when requested by Lender, all such documents, instruments and agreements and to take or cause to be taken such further or other action as Lender may reasonably deem necessary or desirable in order to carry out the intents and purposes of this Agreement, the Loan Agreement or the applicable Loan Documents provided same do not increase Borrowers’ or Guarantors’ obligations or decrease Borrowers’ or Guarantors’ rights.

15. Miscellaneous. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine. This Agreement shall inure to the benefit of Lender, and subject to the provisions of Section 4(k) of this Agreement, all Transferees of the Note, any of the payment or reimbursement obligations of Borrowers and Guarantors under the Loan Agreement and the other Loan Documents, any of the Obligations and all participants, and each of their respective successors and permitted assigns. Borrowers and Guarantors may not assign, delegate or transfer this Agreement or any of their rights or obligations under this Agreement unless otherwise permitted by the Loan Agreement. No rights are intended to be created under this Agreement for the benefit of any third-party donee, creditor or incidental beneficiary of Borrowers or Guarantors. Nothing contained in this Agreement shall be construed as a delegation to Lender of Borrowers’ or Guarantors’ duty of performance, including, without limitation, any duties under any account or contract in which Lender has a security interest or lien. This Agreement shall be binding upon Borrowers and Guarantors and their respective successors and assigns. No inferences should be made or drawn based either upon (a) earlier drafts of this Agreement or (b) the identity of the party drafting this Agreement

12

16. Advice of Counsel. Borrowers and Guarantors each represent and warrant that (a) it is represented by legal counsel of its choice, is fully aware of the terms contained in this Agreement and has voluntarily and without coercion or duress of any kind, entered into this Agreement and the Other Agreements; or (b) it has knowingly and intentionally waived its right to have legal counsel of its choice review and represent it with respect to the negotiation and preparation of this Agreement and was informed by Lender that it had the right to representation by legal counsel and representation of its choice.

17. Release by Borrowers and Guarantors. By execution of this Agreement, BORROWERS AND GUARANTORS EACH acknowledge and confirm that, EXCEPT FOR THE ability to seek ENFORCEMENT OF THIS AGREEMENT, BORROWERS AND GUARANTORS do not CURRENTLY have any offsets, defenses (other than for payment actually made), claims or counterclaims against Lender, Receiver or any of their respective subsidiaries, affiliates, officers, directors, employees, agents, attorneys, predecessors, successors or assigns (collectively, the “released parties”) whether asserted or unasserted. BORROWERS AND GUARANTORS, EACH, and its successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs and executors, as applicable (collectively, “Releasing Parties”), jointly and severally, release and forever discharge the released parties, both present and former of and from any and all manner of action and actions, cause and causes of action, suits, debts, controversies, damages, judgments, executions, claims, counterclaims and demands whatsoever, asserted or unasserted, in law or in equity which the Releasing Parties ever had or now haVE upon or by reason of any manner, cause, causes or thing whatsoever, including, without limitation, any presently existing claim, counterclaim or defense whether or not presently suspected, contemplated or anticipated. The provisions of this Section 17 shall survive the termination of this Agreement, the Loan Agreement and the other Loan Documents and the payment in full of the Obligations.

[Remainder of page intentionally left blank; signature pages follow]

13

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

BORROWERS:

Hightimes HOlding Corp., a Delaware corporation

By:
Name:
Title:

Trans-High Corporation, a New York corporation

By:
Name:
Title:

High Times Productions, Inc. a New York corporation

By:
Name:
Title:

Cannabis Business Digital, LLC, a New York limited liability company

By:
Name:
Title:

High Times, Inc., a New York corporation

By:
Name:
Title:

New Morning productions, Inc., a New York corporation

By:
Name:
Title:

14

hemp times, Inc., a New York corporation

By:
Name:
Title:

Planet hemp, inc., a New York corporation

By:
Name:
Title:

the hemp company of america, Inc., a New York corporation

By:
Name:
Title:

high times cannex corp., a New York corporation

By:
Name:
Title:

high times press, inc., a New York corporation

By:
Name:
Title:

culture pub, inc., a Delaware corporation

By:
Name:
Title:

Wilshire & veteran media Corp., a Delaware corporation

By:
Name:
Title:

15

chalice holdings, inc. a Delaware corporation

By:
Name:
Title:

harvest of merced, llc, a California limited liability company

By:
Name:
Title:

harvest of riverside, LLC, a California limited liability company

By:
Name:
Title:

HT Staffing California, LLC, a California limited liability company

By:
Name:
Title:

ht retail licensing llc, a Delaware limited liability company

By:
Name:
Title:

hightimes mountain, llc, a Delaware limited liability company

By:
Name:
Title:

hhi acquisition corp., a Delaware corporation

By:
Name:
Title:

16

interurban capital group, llc (f/k/a Interurban Capital Group, Inc.), a Delaware limited liability company

By:
Name:
Title:

530 Collective, a California corporation

By:
Name:
Title:

J@G Enterprises, inc., a California corporation

By:
Name:
Title:

mountain high recreation, Inc., a California corporation

By:
Name:
Title:

GUARANTORS:

The AEL Irrevocable Trust Agreement u/a/d February 12, 2012

By:
Name:
Title:

1252240 B.C. Ltd, a Canadian entity

By:
Name:
Title:

adam ezra levin, an individual

17

RECEIVER:

STEPHEN L. KUNKEL, not individually, but solely as court appointed receiver for ExWorks Capital Fund I, L.P. in that certain case entitled CIBC Bank USA v. ExWorks Capital Fund I, L.P., et al., currently pending in the Circuit Court of Cook County, Illinois as Case No. 2021 CH 06191

18

EXHIBIT A – SUBJECT DEFAULTS

Borrowers and Guarantors have informed Lender and admit that the following Subject Defaults have occurred, are continuing, and are all Events of Default under the Loan Agreement:

1.	The failure to timely pay, prior to the date of this Agreement, all payments due to Lender under the Loan Agreement, Guaranties, or other Loan Documents, including payments of interest and principal.

2.	The failure to timely pay, prior to the date of this Agreement, late charges and fees and expenses of Lender due under the Loan Agreement and Guaranties.

3.	Any failures by Borrowers or Guarantors, prior to the date of this Agreement, to timely submit financial or other reports or information to Lender.

4.	Opposition by Borrowers and Guarantors, prior to the date of this Agreement, to actions taken by Lender or its agents in connection with the exercise of remedies under the Loan Agreement, Guaranties, and other Loan Documents.

EXHIBIT B

(Stipulation for Appointment of Receiver)

STIPULATION FOR APPOINTMENT OF RECEIVER

Hightimes Holding Corp., a Delaware corporation (“Parent”), Trans-High Corporation, a New York corporation, High Times Productions, Inc., a New York corporation, Cannabis Business Digital, LLC, a New York limited liability company, High Times, Inc., a New York corporation, New Morning Productions, Inc., a New York corporation, Hemp Times, Inc., a New York corporation, Planet Hemp, Inc., a New York corporation, The Hemp Company of America, Inc., a New York corporation, High Times Cannex Corp., a New York corporation, High Times Press, Inc., a New York corporation, Culture Pub, Inc., a Delaware corporation, Wilshire & Veteran Media Corp., a Delaware corporation, Chalice Holdings, Inc., a Delaware corporation, HT Retail Licensing LLC, a Delaware limited liability company, Harvest of Merced, LLC, a California limited liability company, Harvest of Riverside, LLC, a California limited liability company, HT Staffing California, LLC, a California limited liability company, HT Retail Licensing LLC, a Delaware limited liability company, Hightimes Mountain, LLC, a Delaware limited liability company, HHI Acquisition Corp., a Delaware corporation, Interurban Capital Group, LLC (f/k/a Interurban Capital Group, Inc.), a Delaware limited liability company, 530 Collective LLC, a California corporation, J@G Enterprises, Inc., a California corporation, and Mountain High Recreation, Inc. a California corporation (together with Parent, the “Borrowers”), The AEL Irrevocable Trust Agreement u/a/d February 12, 2012 (the “Trust”), 1252240 B.C. Ltd., a Canadian company, (“1252240 Ltd.”), and Adam Ezra Levin, an individual with a principal address of 10880 Wilshire Boulevard, Penthouse, Los Angeles, California 90036 (“Levin,” and collectively with the Trust and 125440 Ltd., the “Guarantors”) and Stephen L. Kunkel, not individually, but solely as court appointed receiver (the “Receiver”) for ExWorks Capital Fund I, L.P. (“Lender”) hereby agree to this Stipulation for Appointment of Receiver (“Stipulation”). The terms of this Stipulation are as follows:

1. Pursuant to a Loan Agreement (as amended, restated, supplemented or otherwise modified from time to time the “Loan Agreement”) dated as of February 27, 2017, between Borrowers and Lender, Borrowers obtained a loan (the “Loan”) from Original Lender in the principal amount of $7,500,000, which amount was later increased pursuant to over $18 million dollars as evidenced by that certain Line of Credit Note, dated as of February 27, 2017 which was later converted to that certain Senior Secured Convertible Promissory Note, dated as of October 31, 2017, made by Borrowers in favor of Lender in the original principal amount of $11,500,000.00 which amount was later increased to $18,800,000.00 by subsequent amendments (as last amended by that certain Seventh Amended and Restated Senior Secured Convertible Note, dated as of September 21, 2021 and effective as of June 30, 2021, and as further amended, restated, supplemented or otherwise modified from time to time, the “Note”).

2. Borrowers and Guarantors are in breach of each of the Loan Documents.

3. The Lender is the current holder of the Loan Agreement, Note, and the other Loan Documents described below.

4. The Borrowers’ obligations under the Note are secured by, among other things, Borrowers’ Collateral, as further described in the Loan Agreement.

5. The Loan Agreement, Note, Guaranties, and all other documents evidencing, securing, guaranteeing, or prepared or signed in connection with these documents or the Loan, as each may have been subsequently amended, restated, or modified, are collectively referred to herein as the “Loan Documents.” The Loan Documents have been assigned to Lender.

6. Borrowers and Guarantors have requested that Lender forbear from exercising it rights under the Loan Documents relating to the Subject Defaults (as such terms is defined in the Forbearance Agreement). Lender has agreed, but upon the terms and conditions set forth in that certain Forbearance and Settlement Agreement by and between Borrowers, Guarantors, and Lender dated as of September 29, 2022 (the “Forbearance Agreement”). One of those conditions was that Borrowers and Guarantors execute this Stipulation.

7. Capitalized terms used in this Stipulation without definition shall have the same meanings attributed to those terms in the Loan Agreement and in the Forbearance Agreement.

8. Pursuant to the Forbearance Agreement, Borrowers and Guarantors agreed that in the event, and only in the event, a Forbearance Default shall occur, Borrowers and Guarantors irrevocably authorized and empowered Lender or its agents, including any attorney-at-law, to date and file this Stipulation along with a motion for immediate appointment of a receiver, trustee, liquidator or conservator over the Borrowers.

9. Immediately upon the occurrence of a Forbearance Default, Borrowers and Guarantors hereby consent to the immediate appointment of a receiver, trustee, liquidator or conservator over the Borrowers, and the entry of an order appointing a receiver, substantially in the form of the attached Agreed Order Appointing Receiver attached hereto as Exhibit 1.

10. Borrowers and Guarantors waive all notice and agree that judgment may be entered by the court without further notice or hearing.

Dated: September __, 2022

BORROWERS:

Hightimes HOlding Corp., a Delaware corporation

By:
Name:
Title:

Trans-High Corporation, a New York corporation

By:
Name:
Title:

High Times Productions, Inc. a New York corporation

By:
Name:
Title:

Cannabis Business Digital, LLC, a New York limited liability company

By:
Name:
Title:

High Times, Inc., a New York corporation

By:
Name:
Title:

New Morning productions, Inc., a New York corporation

By:
Name:
Title:

hemp times, Inc., a New York corporation

By:
Name:
Title:

Planet hemp, inc., a New York corporation

By:
Name:
Title:

the hemp company of america, Inc., a New York corporation

By:
Name:
Title:

high times cannex corp., a New York corporation

By:
Name:
Title:

high times press, inc., a New York corporation

By:
Name:
Title:

culture pub, inc., a Delaware corporation

By:
Name:
Title:

Wilshire & veteran media Corp., a Delaware corporation

By:
Name:
Title:

chalice holdings, inc. a Delaware corporation

By:
Name:
Title:

harvest of merced, llc, a California limited liability company

By:
Name:
Title:

harvest of riverside, LLC, a California limited liability company

By:
Name:
Title:

HT Staffing California, LLC, a California limited liability company

By:
Name:
Title:

ht retail licensing llc, a Delaware limited liability company

By:
Name:
Title:

hightimes mountain, llc, a Delaware limited liability company

By:
Name:
Title:

hhi acquisition corp., a Delaware corporation

By:
Name:
Title:

interurban capital group, llc (f/k/a Interurban Capital Group, Inc.), a Delaware limited liability company

By:
Name:
Title:

530 Collective, a California corporation

By:
Name:
Title:

J@G Enterprises, inc., a California corporation

By:
Name:
Title:

mountain high recreation, Inc., a California corporation

By:
Name:
Title:

GUARANTORS:

The AEL Irrevocable Trust Agreement u/a/d February 12, 2012

By:
Name:
Title:

1252240 B.C. Ltd, a Canadian entity

By:
Name:
Title:

_____________________________________

adam ezra levin, an individual

RECEIVER:

_____________________________________

STEPHEN L. KUNKEL, not individually,

but solely as court appointed receiver for

ExWorks Capital Fund I, L.P. in that

certain case entitled CIBC Bank USA v.

ExWorks Capital Fund I, L.P., et al.,

currently pending in the Circuit Court of

Cook County, Illinois as Case No. 2021 CH 06191

EXHIBIT 1

(Agreed Order Appointing Receiver)

IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS

COUNTY DEPARTMENT, CHANCERY DIVISION

Stephen L. Kunkel, not individually, but solely as court appointed receiver for ExWorks Capital Fund I, L.P.,

Plaintiff,

v.

Hightimes Holding Corp.; Trans-High Corporation; High Times Productions, Inc.; Cannabis Business Digital, LLC; High Times, Inc.; New Morning Productions, Inc.; Hemp Times, Inc.; Planet Hemp, Inc.; The Hemp Company of America, Inc.; High Times Cannex Corp.; High Times Press, Inc.; Culture Pub, Inc.; Wilshire & Veteran Media Corp.; Chalice Holdings, Inc.; HT Retail Licensing LLC; Harvest of Merced, LLC; Harvest of Riverside, LLC; HT Staffing California, LLC; HT Retail Licensing LLC; Hightimes Mountain, LLC; HHI Acquisition Corp.; Interurban Capital Group, LLC; 530 Collective; J@G Enterprises, Inc.; Mountain High Recreation, Inc.; The AEL Irrevocable Trust Agreement u/a/d February 12, 2012; 1252240 B.C. Ltd; Adam Ezra Levin,

Defendants.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	No. 2022 CH __________

ORDER GRANTING PLAINTIFF AND DEFENDANTS’ STIPULATED MOTION FOR ENTRY OF AN ORDER (I) APPOINTING A RECEIVER; (II) ENJOINING CREDITORS FROM COMMENCING PROCEEDINGS; AND

(III) GRANTING RELATED RELIEF

THIS CAUSE coming before the Court on the Plaintiff and Defendants’ Stipulated Motion for Entry of an Order (I) Appointing a Receiver; (II) Enjoining Creditors from Commencing Proceedings; and (III) Granting Related Relief, dated __________, ___, 20__(the “Motion”), filed by Stephen L. Kunkel, not individually, but solely as court appointed receiver (the “Receiver”) for ExWorks Capital Fund I, L.P. (“Lender”) in that certain case entitled CIBC Bank USA v. ExWorks Capital Fund I, L.P., et al., currently pending in the Circuit Court of Cook County, Illinois as Case No. 2021 CH 06191; the Court, having reviewed the allegations of and exhibits annexed to the Verified Complaint, dated ______, __, 20__ (the “Complaint”), and it appearing that the Defendants (as defined herein) have due and sufficient notice of the Motion and that the Lender is entitled to the relief requested in the Motion; it is hereby

ORDERED that:

1. The Motion is GRANTED as provided herein. Capitalized terms not defined herein carry the meanings ascribed to them in the Motion.

I. APPOINTMENT OF THE RECEIVER

2. Stephen J. Kunkel, of VentureSpring, LLC, 220 Keith Lane, Lake Forest, Illinois 60045, is hereby appointed as receiver (“Receiver”) of

Hightimes Holding Corp.

Trans-High Corporation

High Times Productions, Inc.

Cannabis Business Digital, LLC

High Times, Inc.

New Morning Productions, Inc.

Hemp Times, Inc.

Planet Hemp, Inc.

The Hemp Company of America, Inc.

High Times Cannex Corp.

High Times Press, Inc.

Culture Pub, Inc.

Wilshire & Veteran Media Corp.

Chalice Holdings, Inc.

HT Retail Licensing LLC

Harvest of Merced, LLC

Harvest of Riverside, LLC

HT Staffing California, LLC

HT Retail Licensing LLC

Hightimes Mountain, LLC

HHI Acquisition Corp.

Interurban Capital Group, LLC

530 Collective

J@G Enterprises, Inc.

Mountain High Recreation, Inc.

(collectively, the “Defendants”), and all assets in the Defendants’ possession, custody or control. The Court hereby confers powers on the Receiver to the fullest extent permissible under its equitable power as a circuit court established by the Illinois Constitution of 1970. The “assets” of the Defendants shall include, without limitation, the Defendants’ property and assets of whatever kind and nature, including, without limitation, all personal property, real property, all contract rights, all legal and equitable claims, and all banking, brokerage, and depository accounts of the Defendants.

3. The Receiver is hereby appointed as an officer of the Court and shall have immunity from personal liability as is afforded such officers under Illinois law, including but not limited to, immunity from personal liability for acts or omissions undertaken as the Receiver within the scope of his authority as set forth herein or as otherwise defined by law or by statute, and to the extent agreed to by other agreement by the Receiver. The Receiver may rely upon the established business practices and procedures of the Defendants, the information provided and statements made by Defendants, their employees, and agents as well as records located in Defendants’ files or provided by other persons. The Receiver and his professionals (collectively the “Professionals”) acting within the scope of such agency, are entitled to rely on all outstanding rules of law and orders of this Court and shall not be liable to anyone for their own good faith compliance with any order, rule, law, judgment, or decree. In no event shall Receiver or Professionals be liable to anyone for their good faith compliance with their duties and responsibilities as Receiver or Professionals, including compliance with applicable law governing the collection of debt, nor shall Receiver or Professionals be liable to anyone for any actions taken or omitted by them except upon a finding by this Court that they acted or failed to act as a result of malfeasance, bad faith, gross negligence, or in reckless disregard of their duties. Receiver shall not be personally liable for any liabilities that have accrued or will accrue to the assets or operations of the Defendants.

4. Pursuant to 735 ILCS 5/2-415(a), for good cause shown, and following notice and hearing, the Court has determined that the receiver will be appointed without bond.

II. POWERS AND DUTIES OF THE RECEIVER

5. Without limiting the generality of the grant of power conferred in paragraph 2 of this order, the Receiver displaces the Defendants’ incumbent executive officers, including the Board of Directors, any special committee and any operating committee, and is deemed to be the sole managing member of each Defendant, and is specifically authorized and directed to:

(a)	Assume full control of the Defendants, and shall have the sole and exclusive power and authority to manage and direct the business and financial affairs of the Defendants, including without limitation, the sole and exclusive authority to file a petition for relief under title 11 of the United States Code, and in connection therewith, be and be deemed debtors-in-possession for the Defendants.

(b)	Manage, operate and administer, and/or wind-down and liquidate, the business and assets of the Defendants, as the Receiver deems to be advisable or necessary, by performing all incidental acts associated therewith.

(c)	Remove, dismiss, retain or hire, as the Receiver deems necessary or advisable, any director, officer, employee, independent contractor or agent of the Defendants.

(d)	Use the Defendants’ existing bank accounts or any other bank accounts established by the Receiver as the depository of any funds which may come into the possession of the Receiver in the liquidation of the assets of the Defendants.

(e)	Assume ownership of the attorney-client privilege for the Defendants.

(f)	Take exclusive custody, control, and possession of all assets and documents of, or in the possession, custody, or under the control of, the Defendants, wherever situated.

(g)	Divert mail directed to the Defendants.

(h)	Sue for, collect, receive, take in possession, hold, and manage all assets and documents of the Defendants and other persons or entities whose interests are now held by or under the direction, possession, custody, or control of the Defendants.

(i)	Use any means necessary to take possession of and to secure all areas of the business premises of the Defendants.

(j)	Conserve, hold, and manage all receivership assets, and perform all acts necessary or advisable to preserve the value of those assets, in order to prevent any irreparable loss, damage, or injury to consumers or to creditors of the Defendants, including, but not limited to, obtaining an accounting of the assets and preventing transfer, withdrawal, or misapplication of assets, and including the authority to liquidate or close out any open securities or commodity futures positions of the Defendants.

(k)	Market and sell any and all property of the Defendants, in one or more sales, outside the ordinary course of business free and clear of all liens, claims, and encumbrances, with all liens, claims, and encumbrances attaching to the proceeds of sale, through public or private proceedings, in a commercially reasonable manner, provided that (a) any such sales shall be subject to the prior written approval of Lender, which approval may be by electronic mail; (b) Receiver shall provide at least ten (10) business days prior written notice of any sale, where the sale price is for greater than $25,000, to all holders of liens and security interests against such assets, which notice may be waived if all such holders of liens and security interests consent in writing; and (c) any sale of all or substantially all of the assets of Defendants shall be subject to approval by further order of the Court. The proceeds of any sale or other disposition of all or any portion of the assets shall be deposited in any bank account referenced above in subparagraph (d) pending further order of the Court.

(l)	Enter into contracts and purchase insurance as advisable or necessary.

(m)	Perform under the Defendants’ existing contracts, as the Receiver deems advisable and without further order of the Court.

(n)	Reject the Defendants’ existing contracts after notice to the contract counterparty and a hearing.

(o)	Choose, engage, and employ attorneys, accountants, appraisers, and other independent contractors and technical specialists, as the Receiver deems advisable or necessary in the performance of duties and responsibilities under the authority granted by this order.

(p)	Make payments and disbursements from the receivership estate that are necessary or advisable for carrying out the directions of, or exercising the authority granted by, this order.

(q)	Institute, compromise, adjust, appear in, intervene in, or become party to such actions or proceedings in state, federal or foreign courts that the Receiver deems necessary and advisable to preserve or recover the assets of the Defendants or that the Receiver deems necessary and advisable to carry out the Receiver’s mandate under this Order.

(r)	Issue subpoenas to obtain documents and records pertaining to the receivership, and conduct discovery in this action on behalf of the receivership estate.

(s)	File reports with the Court on a periodic basis.

(t)	Take possession of or, if needed, to recover (and the U.S. Postal Service and all courier or delivery services shall be directed to release to Receiver or its designees), all mail or packages addressed to the Defendants.

(u)	Upon prior notice to all parties and approval of the Court, to abandon any or all of the assets of the Defendants.

(v)	Upon prior notice to all parties and approval of the Court, to borrow funds from the Lenders under the Loan Documents, as may be amended for this purpose.

(w)	Take any action necessary to ensure that all licenses required under federal, state, or local law to operate the assets of the Defendants are maintained.

(x)	Prepare and file any tax returns stemming from the assets of the Defendants as may be required by law. Receiver will not be responsible for the preparation and filing of any tax returns for any Defendants (including income, personal property, commercial activity, gross receipts, sales and use or other tax returns) other than to provide each Defendant with information in Receiver’s possession that may be necessary for such Defendant to prepare and file its tax returns. Defendants must provide to Receiver any information needed to file any tax returns for the assets of the Defendants.

III. INJUNCTION; COOPERATION WITH THE RECEIVER

6. The Defendants and their respective officers, agents, servants, employees, and attorneys, and all other persons in active concert or participation with any of them, who receive actual notice of this order by personal service or otherwise, whether acting directly or through any trust, corporation, subsidiary, division, or other device, are hereby restrained and enjoined from directly or indirectly:

(a)	Transacting any business of the Defendants, except as directed by the Receiver.

(b)	Destroying, secreting, defacing, transferring, or otherwise altering or disposing of any documents of the Defendants, including, but not limited to, books, records, accounts, writings, drawings, graphs, charts, photographs, audio and video recordings, computer records, and other data compilations, electronically-stored records, or any other records of any kind or nature.

(c)	Transferring, receiving, altering, selling, encumbering, pledging, assigning, liquidating, or otherwise disposing of any assets owned, controlled, or in the possession or custody of, or in which an interest is held or claimed by, the Defendants, or the Receiver.

(d)	Excusing debts owed to the Defendants.

(e)	Failing to notify the Receiver of any asset, including accounts, of the Defendants held in any name other than the name of the Defendants, or by any person or entity other than the Defendants, or failing to provide any assistance or information requested by the Receiver in connection with obtaining possession, custody, or control of such assets.

(f)	Doing any act or refraining from any act whatsoever to interfere with the Receiver’s taking custody, control, possession, or managing of the assets or documents subject to this receivership; or to harass or interfere with the Receiver in any way; or to interfere in any manner with the exclusive jurisdiction of this Court over the assets or documents of the Defendants; or to refuse to cooperate with the Receiver or the Receiver’s duly authorized agents in the exercise of their duties or authority under any order of this Court.

7. The Defendants and their officers, agents, servants, employees, and attorneys, and all other persons in active concert or participation with any of them, who receive actual notice of this order by personal service or otherwise, whether acting directly or through any trust, corporation, subsidiary, division, or other device, shall fully cooperate with and assist the Receiver by, without limitation:

(a)	Providing any information to the Receiver that the Receiver deems necessary to exercising the authority and discharging the responsibilities of the Receiver under this order.

(b)	Providing any password required to access any computer, electronic file, or telephonic data in any medium.

(c)	Advising all persons who owe money to the Defendants that all debts should be paid directly to the Receiver.

8. Any insurance broker, agent carrier, or underwriter is specifically ordered by the Court to cooperate with Receiver by timely furnishing the following: (1) copies of all insurance policies, including any riders, endorsements and applications with respect to policies related to the assets, (2) loss history for five consecutive years or for as long as insurance has been in force if less than five years, (3) premium payment history, including current status, and (4) any correspondence with insurance agents, brokers, and companies. Policies shall be endorsed by the Defendants naming Receiver as Named Insured and Loss Payee effective the date of this Order as appropriate to the type of coverage, and evidence of this policy endorsement shall be promptly supplied to Receiver.

IV. TURNOVER OF PROPERTY AND FUNDS TO THE RECEIVER

9. Within ten (10) calendar days following entry of this order, the Defendants must: (a) file, in accordance with applicable law, a list of its assets and liabilities, as well as that of its subsidiaries, which shall consist of the Defendants’ balance sheets, profit and loss/income statements and accounts payable reports; and (b) turn over to the Receiver all books and records of the Defendants and of their subsidiaries, except as otherwise modified or required by any subsequent order entered in this proceeding.

10. Immediately upon service of this order upon them, or within such period as may be permitted by the Receiver, the Defendants or any other person or entity shall turn over, transfer and deliver possession, custody, and control of the following to the Receiver:

(a)	All the property, wherever located, of the Defendants as of the date of this order, and the assets subject to repatriation pursuant to paragraph 12 of this order.

(b)	All documents of the Defendants, including, but not limited to, books and records of accounts, all financial and accounting records, balance sheets, income statements, bank records (including monthly statements, canceled checks, records of wire transfers, and check registers), client lists, title documents and other papers.

(c)	All keys, codes, and passwords necessary to gain or to secure access to any assets or documents of the Defendants, including, but not limited to, access to its business premises, means of communication, accounts, computer systems, mail boxes, or other property; without limiting the foregoing and for the removal of doubt, Defendants may not keep or use any keys to their business premises, and may not maintain or use any passwords or rights (administrator or otherwise) to access any accounting or other systems of the assets of the Defendants during the receivership

Provided, however, the Receiver shall not, by the exercise of his authority under this order, be deemed to possess or control, nor hold title to, any hazardous substance. The term “hazardous substance” carries the meaning ascribed to it by section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601(14)), and also includes any other substances which are regulated by or form the basis of liability under any federal, state or local environmental laws, including, without limitation, asbestos, polychlorinated biphenyls (PCBs), and radioactive substances, or any other material or substance which has in the past or could in the future constitute health, safety or environmental hazard to any person or property.

11. In the event any person or entity fails to deliver or transfer any receivership asset or document or otherwise fails to comply with any provision of this order, the Receiver may file ex parte a Declaration of Non-Compliance regarding the failure. Upon filing of the declaration, the Court may authorize, without additional process or demand, writs of possession or sequestration or other equitable writs requested by the Receiver. The writs shall authorize and direct the sheriff or deputy sheriff of any county, or any other federal or state law enforcement officer, to seize the asset, document, or other thing and to deliver it to the Receiver.

12. Within three (3) business days following entry of this order, the Defendants must: (a) take such steps as are necessary to repatriate to the territory of the United States all documents and assets that are located outside the territory of the United States and are held by or for the Defendants (“Extraterritorial Property”); and (b) provide the Receiver with a full accounting of all Extraterritorial Property that has been transferred to the territory of the United States pursuant to this order and are held by or for the benefit of the Defendants or are under the Defendants’ direct or indirect control, jointly, severally or individually, including, without limitation, the names and addresses of any foreign or domestic financial institution or other entity holding the documents or assets, along with the account numbers and balances.

13. All financial institutions, finance companies, commercial lending companies, credit card processing agents or agents providing electronic funds transfer services or automated clearing house processing, brokerage houses, escrow agents, money market or mutual funds, tide companies, commodity futures merchants, commodity trading companies, precious metal dealers, trustees or other financial institutions or depositories of any kind which have possession, custody or control of any assets, funds or accounts in the name or for the benefit of the Defendants (collectively, “Borrower Accounts”), must:

(a)	Grant, forthwith, to the Receiver access to and control over the Borrower Accounts, and add the Receiver as an authorized signatory on the Borrower Accounts; and

(b)	Cooperate with all reasonable requests of the Receiver relating to implementation of this order, including transferring funds at his direction and producing records related to the assets of the Defendants.

14. All persons and entities in possession of or using any of the assets of the Defendants, whether pursuant to any contract, lease or other occupancy, operating, use or service arrangement or otherwise, obligated to make payments to Defendants, or otherwise indebted to the Defendants are hereby ordered to continue paying all amounts now due and owing, or hereafter becoming due, in the ordinary course, with such payment being made to Receiver.

V. STAY OF ACTIONS

15. Except by leave of this Court, during pendency of the receivership ordered herein, the Defendants and all other persons and entities be and hereby are stayed from taking any action to establish or enforce any claim, right, or interest for, against, on behalf of, in, or in the name of, the Defendants, any of their subsidiaries, affiliates, partnerships, assets, documents, or the Receiver or the Receiver’s duly authorized agents acting in their capacities as such, including, but not limited to, the following actions:

(a)	Commencing, prosecuting, continuing, entering, or enforcing any suit or proceeding, except that such actions may be filed to toll any applicable statute of limitations.

(b)	Accelerating the due date of any obligation or claimed obligation; filing, perfecting or enforcing any lien; taking or attempting to take possession, custody, or control of any asset; attempting to foreclose, forfeit, alter, or terminate any interest in any asset, whether such acts are part of a judicial proceeding, are acts of self-help, or otherwise, or setoff of any debt owing to the Defendants that arose before the date of this order against any claim against the Defendants.

(c)	Executing, issuing, serving, or causing the execution, issuance or service of, any legal process, including, but not limited to, attachments, garnishments, subpoenas, writs of replevin, writs of execution, or any other form of process whether specified in this order or not.

(d)	Doing any act or thing whatsoever to interfere with the Receiver taking custody, control, possession, or management of the assets or documents subject to this receivership, or to harass or interfere with the Receiver in any way, or to interfere in any manner with the exclusive jurisdiction of this Court over the assets or documents of the Defendants.

16. The Receiver is hereby directed to serve a copy of this order on counsel for the parties in, and the judicial officers presiding over, all civil actions against the Defendants, the pendency of which the Receiver is presently, or may subsequently become, aware.

17. Notwithstanding paragraph 15, this order does not stay a government unit from commencing or continuing a criminal, civil or administrative action against the Defendants to enforce its police or regulatory power.

VI. NOTICE; CLAIMS PROCEDURE; CLAIMS BAR DATE

18. The Receiver shall give notice of this order (the “Creditor Notice”) to all known creditors of the Defendants, by mail and, if necessary, by publication. The Creditor Notice shall direct all creditors to file their claims against the Defendants, or any of them (“Claims”), within ninety (90) calendar days from the date of the Creditor Notice (the “Claims Bar Date”) by sending them by United States Mail or private carrier to the Receiver at the address of legal counsel retained by the Receiver, which address shall be included in the Creditor Notice. The Receiver may prescribe a form that creditors must use to document their Claims.

19. Claims must be filed so that they are actually received by the Receiver by the close of business on the Claims Bar Date. If any Claim is not actually received by the Receiver on or before the close of business on the Claims Bar Date, the holders of the underlying claims shall be forever barred from asserting such claims against the Defendants, or any of them, and shall be precluded from participating in any dividend payable to creditors.

20. Notwithstanding anything in Part VI of this order, a holder of a claim arising under or created by the Loan Documents (as that term is defined in the Complaint) need not file a Claim.

VII. COMPENSATION

21. The Receiver shall charge his reasonable and customary rate in effect from time to time as his professional fee for performing his duties under this order, and shall receive reimbursement for his reasonable costs and expenses. Any Professionals retained by the Receiver may charge their reasonable and customary rates in effect from time to time for their services on behalf of the Receiver and may receive reimbursement for reasonable costs and expenses.

22. Any professional fees and expense reimbursements payable to Receiver or his Professionals shall be subject to the following process:

(a)	Approximately every thirty (30) days after the Effective Date (as hereinafter defined), the Receiver and each Professional seeking compensation shall serve a monthly statement for payment for services rendered and reimbursement of expenses incurred during the immediately preceding month (a “Monthly Fee Statement”) on: (a) the Receiver; and (b) Lender (each a “Notice Party” and collectively, the “Notice Parties”). Monthly Fee Statements are not required to be filed with the Court nor are courtesy copies required to be sent to the presiding judge’s chambers.

(b)	Any Notice Party receiving a Monthly Fee Statement may object to the payment of the fees or the reimbursement of costs set forth therein by serving a written notice of objection (a “Notice of Objection to Fee Statement”) (which shall not be filed with the Court) upon the other Notice Parties within ten (10) business days of receiving the Monthly Fee Statement (the “Objection Deadline”). The Notice of Objection to Fee Statement shall state the nature of the objection and identify the amount of the fees or costs to which the objection is made. Thereafter, the objecting party and the Receiver or Professionals whose Monthly Fee Statement is objected to shall attempt to reach an agreement regarding the correct payment to be made.

(c)	In the absence of any timely objection, the Receiver is authorized to pay the fees and expenses identified in each Monthly Fee Statement.

(d)	If the Receiver receives a Notice of Objection to Fee Statement, it shall withhold payment of that portion of the Monthly Fee Statement to which the objection is directed and promptly pay the remainder of the fees and expenses. Any fees or expenses identified in the Notice of Objection to Fee Statement may only be paid pursuant to (x) the objecting party withdrawing, in writing to the Notice Parties, its Notice of Objection to Fee Statement or (y) an order of the Court.

(e)	Upon the termination of the receivership, the Receiver and each of the Professionals shall file with the Court, and serve on the Notice Parties an application (a “Fee Application”) for Court approval and allowance of the compensation and reimbursement of expenses sought by the Receiver and such Professional in its Monthly Fee Statements.

(f)	The Court shall schedule and conduct a hearing to determine all Fee Applications pending before it. If no objections have been filed or all objections have been withdrawn, the Court may approve all uncontested Fee Applications without a hearing.

(g)	The objection to a Monthly Fee Statement shall not disqualify the Receiver or any Professionals from the future payment of compensation or reimbursement of expenses as set forth above. Neither the payment of, nor the failure to pay, in whole or in part, monthly compensation and reimbursement of expenses under the procedures outlined above shall bind this Court with respect to the final allowance of applications for compensation and reimbursement of the Receiver or any Professionals.

23. Subject to Lender’s right to object pursuant to paragraph 22 above, and so long as the fees and expenses do not exceed the aggregate amount set forth in any budget presented by the Receiver to the Lender (unless approved in writing by Lender), Lender shall be responsible for payment for services rendered and reimbursement of expenses incurred by the Receiver and any Professionals to the extent the assets or proceeds of the assets of the Defendants are insufficient or unavailable to pay the same. Any such payments made for services rendered and for reimbursements of expenses incurred by the Receiver and any Professionals shall constitute part of Defendants’ obligations under the Loan Documents and shall be secured by all of the collateral pledged under the Loan Documents.

VIII. MISCELLANEOUS PROVISIONS

24. Receiver and the receivership estate will not be liable for the payment of taxes of any kind, assessments, goods or services provided to any Defendants or utility charges prior to the date of this Order. Any individual or entity receiving a copy of this Order is hereby enjoined and restrained from discontinuing service to Receiver or Defendants’ businesses based upon the non-payment of such taxes, assessments, goods or services or utilities prior to the date of this Order and from attempting to collect taxes, assessments, invoices and utility charges from Receiver pre-dating the date of this Order. Each utility company or entity providing service to the assets or operations of the Defendants must transfer any deposits which it holds to the exclusive control of Receiver and is prohibited from demanding that Receiver deposit additional funds in advance to maintain or secure such service.

25. This order shall have effect from ____________ ___, 20__ at ______ __.m (the “Effective Date”), and the Receiver is hereby deemed to have taken possession and exercised control of any and all of the real, personal, tangible, and intangible property of the Defendants as of that date and time.

26. This order applies to all persons and entities with actual notice of its entry.

27. The Receiver may apply to the Court for other and further relief as he deems appropriate under the circumstances.

28. This Court shall retain exclusive jurisdiction over any action filed against Receiver or any Professionals retained by the Receiver based upon acts or omissions alleged to have been committed in their representative capacities.

Date:	ENTER:

Time:
Judge of the Circuit Court of Cook County

Submitted by:

By: __________________________________

Bryan E. Minier

Lathrop GPM LLP

Firm No. 46500

155 North Wacker Drive, Suite 3000

Chicago, Illinois 60606

Phone: (312) 920-3300

Fax: (312) 920-3301

bryan.minier@lathropgpm.com

jehan.moore@lathropgpm.com

Attorneys for Stephen L. Kunkel, not individually, but solely as court appointed receiver for ExWorks Capital Fund I, L.P. in that certain case entitled CIBC Bank USA v. ExWorks Capital Fund I, L.P., et al., currently pending in the Circuit Court of Cook County, Illinois as Case No. 2021 CH 06191

Defendants agree to the form and substance of this Order Appointing Receiver and waive notice of hearing on the Motion

Hightimes HOlding Corp., a Delaware corporation

By:
Name:
Title:

Trans-High Corporation, a New York corporation

By:
Name:
Title:

High Times Productions, Inc. a New York corporation

By:
Name:
Title:

Cannabis Business Digital, LLC, a New York limited liability company

By:
Name:
Title:

High Times, Inc., a New York corporation

By:
Name:
Title:

New Morning productions, Inc., a New York corporation

By:
Name:
Title:

hemp times, Inc., a New York corporation

By:
Name:
Title:

Planet hemp, inc., a New York corporation

By:
Name:
Title:

the hemp company of america, Inc., a New York corporation

By:
Name:
Title:

high times cannex corp., a New York corporation

By:
Name:
Title:

high times press, inc., a New York corporation

By:
Name:
Title:

culture pub, inc., a Delaware corporation

By:
Name:
Title:

Wilshire & veteran media Corp., a Delaware corporation

By:
Name:
Title:

chalice holdings, inc. a Delaware corporation

By:
Name:
Title:

harvest of merced, llc, a California limited liability company

By:
Name:
Title:

harvest of riverside, LLC, a California limited liability company

By:
Name:
Title:

HT Staffing California, LLC, a California limited liability company

By:
Name:
Title:

ht retail licensing llc, a Delaware limited liability company

By:
Name:
Title:

hightimes mountain, llc, a Delaware limited liability company

By:
Name:
Title:

hhi acquisition corp., a Delaware corporation

By:
Name:
Title:

interurban capital group, llc (f/k/a Interurban Capital Group, Inc.), a Delaware limited liability company

By:
Name:
Title:

530 Collective, a California corporation

By:
Name:
Title:

J@G Enterprises, inc., a California corporation

By:
Name:
Title:

mountain high recreation, Inc., a California corporation

By:
Name:
Title:

GUARANTORS:

The AEL Irrevocable Trust Agreement u/a/d February 12, 2012

By:
Name:
Title:

1252240 B.C. Ltd, a Canadian entity

By:
Name:
Title:

adam ezra levin, an individual